Exhibit 99.1

National Financial Partners Closes New Senior Secured Credit Facility

Completes Capital Structure Initiatives

Enhanced Financial Flexibility Shifts Focus to Long-Term Growth Opportunities

NEW YORK, NY – July 8, 2010 – National Financial Partners Corp. (NYSE: NFP), a provider of benefits, insurance and wealth management services, today announced that it has closed its new senior secured credit facility and completed other previously announced capital structure initiatives.

NFP’s recent capital structure initiatives (1) maintain a similar level of debt for NFP; (2) extend debt maturities from 2011 and 2012, to 2014 and 2017; and (3) distribute the principal maturity payments. Specifically, NFP’s recent initiatives include:

•	Purchasing and retiring $229.9 million of the $230.0 million aggregate principal amount of 0.75% convertible senior notes due 2012 in a tender offer completed earlier today;

•	Funding the tender offer with

•	$125.0 million aggregate principal amount of 4.0% convertible senior notes due 2017 (the “2010 Convertible Notes”), issued in June 2010;

•	$125.0 million four-year term loan, part of a new credit facility due July 2014 that closed today;

•	Closing the $100.0 million four-year revolving credit facility portion of the new credit facility, of which no amounts are currently drawn; and

•	Repaying and terminating its previous credit facility that was due August 2011, of which outstanding principal and interest were repaid on June 30, 2010.

Commenting on today’s announcement, Donna J. Blank, executive vice president and chief financial officer said, “Our goal in implementing these capital structure changes was to improve our maturity profile and reduce refinancing risk which we accomplished by lengthening our debt maturities as well as spreading out future principal payments. We are pleased to have worked with a strong group of banks and appreciate our ongoing partnership with this group.”

Commenting on NFP’s growth strategy, Jessica M. Bibliowicz, chairman, president and chief executive officer said, “Going forward, our enhanced financial flexibility and effective capital structure, along with our recent streamlining and reorganization, allow us to focus on long-term growth opportunities in our three business segments. We are proud to have been ranked as the ninth top insurance broker globally by Best’s Review. We expect to continue to benefit from this leadership position as an insurance advisor across our markets, a core component of the comprehensive suite of services we provide to clients in all of our business lines.”

NFP has closed a new senior secured credit facility, which is structured as a $100.0 million revolver and a $125.0 million term loan. The new credit facility is due in July 2014, and the term loan also requires 2.5% quarterly principal amortization payments. The new credit facility replaces NFP’s existing credit facility, that was due August 2011 and that was terminated today in connection with the closing of the new credit facility. As of June 30, 2010, there was no outstanding balance on the existing credit facility.

NFP today completed a cash tender offer, pursuant to which it purchased and retired $229.9 million aggregate principal amount of its 0.75% convertible senior notes due 2012 (representing approximately 99.96% of the aggregate principal amount of the convertible notes outstanding prior to the tender offer).

The tender offer was funded with the proceeds of the $125.0 million term loan as well as the June 2010 offering of $125.0 million aggregate principal amount of the 2010 Convertible Notes. The 2010 Convertible Notes pay interest semiannually at a rate of 4.0% per annum; and have a conversion rate of 77.6714 shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $12.87 per share), subject to adjustment. NFP will settle the 2010 Convertible Notes upon conversion in cash, up to the principal amount, and will settle amounts in excess of the principal amount, if any, in cash, shares or a combination thereof, at NFP’s election.

Additional details are available in the Current Report on Form 8-K filed today by NFP with the Securities and Exchange Commission.

About National Financial Partners Corp.

NFP is a leading independent financial services distribution company. NFP offers high net worth individuals and companies throughout the United States and in Canada comprehensive solutions across corporate and executive benefits, life insurance and wealth transfer, and investment advisory products and services. NFP and its subsidiaries, including NFP Securities, Inc., provide clients with access to objective advice and a choice of insurance and financial products and services.

Forward-Looking Statements

This release contains certain statements relating to future results, which are forward-looking statements. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “anticipate,” “expect,” “intend,” “plan,” “believe,” “estimate,” “propose,” “may,” “project,” “will,” “continue” and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, impairments, losses, dividends, capital structure, credit facilities, offerings, tender offers, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and NFP’s operations or strategy. These forward-looking statements are based on management’s current views with respect to future results. Forward-looking statements are based on beliefs and assumptions made by our management using currently-available information, such as market and industry materials, experts’ reports and opinions, and current financial trends. These statements are only predictions and are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. These risks and uncertainties include, without limitation: (1) NFP’s ability, through its operating structure, to respond quickly to regulatory, operational or financial situations impacting its businesses; (2) the ability of NFP’s businesses to perform successfully following acquisition, including through cross-selling initiatives, and NFP’s ability to manage its business effectively and profitably through its reportable segments and the principals of its businesses; (3) any losses that NFP may take with respect to dispositions, restructures or otherwise; (4) an economic environment that results in fewer sales of financial products or services; (5) the occurrence of events or circumstances that could be indicators of impairment to goodwill and intangible assets which require NFP to test for impairment, and the impact of any impairments that NFP may take; (6) the impact of the adoption, modification or change in interpretation of certain accounting treatments or policies and changes in underlying assumptions relating to such treatments or policies, which may lead to adverse financial statement results; (7) NFP’s success in acquiring and retaining high-quality independent financial services businesses; (8) the financial impact of NFP’s incentive plans; (9) changes that adversely affect NFP’s ability to manage its indebtedness or capital structure, including changes in interest rates, credit market conditions and general economic factors; (10) securities and capital markets behavior, including fluctuations in the price of NFP’s common stock, continuing volatility in the U.S. financial markets, or the dilutive impact of any capital-raising efforts to finance operations or business strategy; (11) the availability of borrowings and letters of credit to NFP; (12) adverse results, market uncertainty in the financial services industry, or other consequences from litigation, arbitration, regulatory investigations or compliance initiatives, including those related to business practices, compensation agreements with insurance companies, policy rescissions or chargebacks, regulatory investigations or activities within the life settlements industry; (13) adverse developments in the markets in which NFP operates, resulting in fewer sales of financial products and services, including those related to compensation agreements with insurance companies and activities within the life settlements industry; (14) the impact of legislation or regulations in jurisdictions in which NFP’s businesses operate, including the possible adoption of comprehensive and exclusive federal regulation over all interstate insurers and the uncertain impact of proposals for legislation regulating the financial services industry; (15) uncertainty regarding the impact of newly-adopted healthcare legislation or resulting changes in business practices of NFP’s subsidiaries that operate in the benefits market; (16) changes in laws, including the elimination or modification of the federal estate tax, changes in the tax treatment of life insurance products, or changes in regulations affecting the value or use of benefits programs, which may adversely affect the demand for or profitability of NFP’s services; (17) developments in the availability, pricing, design or underwriting of insurance products, revisions in mortality tables by life expectancy underwriters or changes in NFP’s relationships with insurance companies; (18) changes in premiums and commission rates or the rates of other fees paid to NFP’s businesses, including life settlements and registered investment advisory fees; (19) the reduction of NFP’s revenue and earnings due to the elimination or modification of compensation arrangements, including contingent compensation arrangements and the adoption of internal initiatives to enhance compensation transparency, including the transparency of fees paid for life settlements transactions; (20) the occurrence of adverse economic conditions or an adverse regulatory climate in New York, Florida or California; (21) the loss of services of key members of senior management; and (22) NFP’s ability to effect smooth succession planning. Additional factors are set forth in NFP’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 12, 2010, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 10, 2010. Forward-looking statements speak only as of the date on which they are made. Except for NFP’s ongoing obligations under U.S. federal securities laws, NFP expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts

Investor Relations:	Media Relations:
Abbe F. Goldstein, CFA	Barbara Willis
National Financial Partners	National Financial Partners
ir@nfp.com	communications@nfp.com
212-301-4011	212-301-1039

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